AMENDMENT NUMBER 5
                                TO
                 TELEPHONE AND DATA SYSTEMS, INC.
                    TAX-DEFERRED SAVINGS PLAN



          WHEREAS, Telephone and Data Systems, Inc., an Iowa

corporation (the "Company"), has heretofore adopted and maintains a profit sharing plan with a cash or deferred arrangement for the benefit of its employees designated the "Telephone and Data

Systems, Inc. Tax-Deferred Savings Plan" (the "Plan"); and



          WHEREAS, the Company desires to amend the Plan in

certain respects;



          NOW, THEREFORE, pursuant to the power of amendment

contained in Section 10.1 of the Plan, the Plan is hereby

amended, effective January 1, 1995, except as otherwise provided,

as follows:



          1.   The definition of Benefits Department contained in

Article 2 of the Plan is hereby amended to read as follows:



          BENEFITS DEPARTMENT means the employee benefits department of the Company, located at 8401 Greenway Boulevard, Middleton, Wisconsin 53562-3539 with a mailing address of Post Office Box 628010, Middleton, Wisconsin 53562-8010.

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          2.  Section 3.1(c) of the Plan is hereby amended to

read as follows:



                    (c)  If the Service of a non-participating
          Employee terminates after he had satisfied the requirement set forth in Section 3.1(b)(iii), in the event of his later reemployment, he shall not be required to satisfy again such requirement and shall become a Participant on the last to occur of (i) the date of his reemployment, (ii) the first Entry Date following his 21st birthday and (iii) the date that would have been his Entry Date if he had not terminated Service; provided, however, that if such Employee had after such termination incurred at least five consecutive Breaks in Service, he shall be considered a new Employee.



          3.  Section 4.1(c) of the Plan is hereby amended by

deleting the word "average" contained in the last sentence

thereof.



          4.  Section 4.3(a)(iv) of the Plan is hereby amended by

deleting the phrase "on a per pay period basis" contained in the second sentence thereof and inserting in lieu thereof the

following new phrase:



          , prior to January 1, 1995, on a per pay period basis and, after December 31, 1994, as of the end of the Plan
          Year.



          5.  Section 4.3(a) of the Plan is hereby further

amended by adding the following new subsection (v) at the end thereof:




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                    (v)  Effective for Matching Employer
          Contributions made after December 31, 1994, an
          Employee's Compensation shall include Compensation paid to such Employee for the portion of the Plan Year during which the Employee is eligible to participate in the Plan.



          6.   Section 6.6(a) of the Plan is hereby amended by

deleting clause (iii) contained in the third sentence thereof and inserting in lieu thereof the following:



               (iii) to the executor or administrator of the Employee's estate; or if no executor or administrator shall have been appointed for such Employee's estate within six months following the date of such Employee's death,

               (iv)  to the person or persons who would be
          entitled under the intestate succession laws of the state of the Employee's domicile to receive the Employee's personal estate in the proportions provided in such laws.



          7.   Section 10.1 of the Plan is hereby amended by

adding the following new sentence at the end thereof:



          Any amendment to or a termination of the Plan or any reduction, suspension or discontinuance of contributions hereunder shall be effected by the Board of Directors of the Company.



          8.   Section 10.2 of the Plan is hereby amended by

deleting the phrase "with respect to one Employer" contained in the first sentence thereof and inserting in lieu thereof the



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

phrase "by the board of directors of one Employer with respect to such Employer".





          IN WITNESS WHEREOF, the Company has caused this

Amendment Number 5 to Telephone and Data Systems, Inc. Tax

Deferred Savings Plan and Trust to be adopted this 27th day of

December, 1994.



                              TELEPHONE AND DATA SYSTEMS, INC.



                               /s/ LeRoy T. Carlson, Jr.
                              ----------------------------------
                              LeRoy T. Carlson, Jr.
                              President and
                               Chief Executive Officer



                             ACCEPTED


          As of this 27th day of December, 1994.



 /s/ LeRoy T. Carlson, Jr.          /s/ Ronald D. Webster
- -----------------------------      --------------------------
LeRoy T. Carlson, Jr., Trustee     Ronald D. Webster, Trustee



 /s/ C. Theodore Herbert            /s/ Michael G. Hron
- ------------------------------     --------------------------
C. Theodore Herbert, Trustee       Michael G. Hron, Trustee








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